UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2020

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Bermuda		0-24796	98-0438382
(State or other jurisdiction of incorporation or organization)
		(Commission File Number)	(IRS Employer Identification No.)
O'Hara House,
3 Bermudiana Road,			HM 08
Hamilton,	Bermuda		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.08	CETV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
On February 27, 2020, Central European Media Enterprises Ltd. (the “Company”) held a Special General Meeting of shareholders (the "Special General Meeting").
As of the close of business on December 27, 2019, the record date for the Special General Meeting, there were issued and outstanding 253,607,026 shares of Class A Common Stock, one share of Series A Convertible Preferred Stock entitled to 11,211,449 votes, and 200,000 shares of Series B Convertible Redeemable Preferred Stock entitled to 111,136,877 votes in total. Holders of Class A Common Stock and the Series A Convertible Preferred Stock were entitled to vote on every proposal presented to the Special General Meeting and the holder of the Series B Convertible Redeemable Preferred Stock was entitled to vote on the first proposal only. There were shareholders present in person or by proxy holding more than a majority of the total number of votes entitled to be cast for each proposal and, therefore, a requisite quorum was present. The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal voted on at the Special General Meeting is set forth below.
Proposal 1. Approval of the Agreement and Plan of Merger, dated as of October 27, 2019, by and among the Company, TV Bidco B.V. (“Parent”), and TV Bermuda Ltd. (“Merger Sub”), the statutory merger agreement required in accordance with Section 105 of the Companies Act 1981 of Bermuda, as amended, and the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company of such merger and a wholly-owned subsidiary of Parent (the “Merger”).

For	Against	Abstain	Broker non-votes
325,691,592	1,650,443	100,273	Not applicable
Because the proposal received votes in favor of more than 75% of the votes cast by the holders of the shares of the Company entitled to vote at the Special General Meeting on this proposal, this proposal was approved.

Proposal 2. Approval on an advisory (non-binding) basis of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

For	Against	Abstain	Broker non-votes
195,697,050	20,224,525	383,856	Not applicable
Because the proposal received votes in favor of more than a simple majority of the votes cast by the holders of shares of the Company entitled to vote at the Special General Meeting on this proposal, this proposal was approved on an advisory basis.

Proposal 3. Approval of an adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the Special General Meeting.
Because there were sufficient votes at the time of the Special General Meeting to approve Proposal 1, the vote on this proposal was not called.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2020		CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

		/s/	David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer